Exhibit 4.7
SUPPLEMENTAL INDENTURE NO. 2
     SUPPLEMENTAL INDENTURE NO. 2, dated as of May 19, 2000 (“Supplemental Indenture No. 2”), among:
(1)	Saga Petroleum AS, a corporation duly organized and existing under the laws of the Kingdom of Norway (the “Company”);
(2)	Citibank, N.A., a national banking association duly organized and existing under the laws of the United States of America (“Citibank”), as Trustee under the Indenture (as defined below) with respect to the 8.40% Notes Due July 15, 2004 (the “Saga 2004 Notes”) and the 9.125% Debentures Due July 15, 2014 (the “Saga 2014 Debentures”) of the Company (the Saga 2004 Notes and the Saga 2014 Debentures being collectively referred to as the “Original Securities”); and
(3)	The Chase Manhattan Bank, a New York banking corporation duly organized and existing under the laws of the State of New York (“Chase,” and collectively with Citibank, the “Trustees”), as Trustee under the Indenture with respect to the 7 1/4% Debentures Due September 23, 2027 (the “Saga 2027 Debentures”) of the Company (the Original Securities together with the Saga 2027 Debentures being collectively referred to as the “Indenture Securities”);
     to the Indenture, dated as of July 8, 1994, between the Company and Citibank, as Trustee, as amended by Supplemental Indenture No. 1, dated September 23, 1997, among the Company and the Trustees (the Indenture, as so amended, being referred to as the “Indenture”).
Recitals
A.	Section 8.2 of the Indenture provides that the Company, when authorized by a Board Resolution, and the Trustees may, with the consent of Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected thereby, enter into one or more indentures supplemental to the Indenture to, except as otherwise provided in clauses (1) through (4) of Section 8.2, add any provisions to or change or eliminate any provisions of the Indenture or modify the rights of the Holders of Securities of such series under the Indenture.
B.	Under the terms of a certain Prospectus and Consent Solicitation Statement, dated April 20, 2000, Norsk Hydro ASA, a corporation duly organized and existing under the laws of the Kingdom of Norway (“Norsk Hydro”), of which the Company is now an indirect, wholly-owned subsidiary, has solicited and obtained the consent of Holders of not less than a majority in aggregate principal amount of each series of the Indenture Securities to permit the Trustees to enter into this Supplemental Indenture No. 2 in the manner provided herein, in accordance with the terms of the Indenture.
C.	All things necessary to make this Supplemental Indenture No. 2 a valid agreement of the Company, in accordance with its terms, have been done.

ARTICLE I
Definitions and Construction
     Capitalized terms used but not defined in this Supplemental Indenture No. 2 shall have the meanings ascribed to them in the Indenture. References in this Supplemental Indenture No. 2 to Article or Section numbers shall be deemed to be references to section numbers of the Indenture.
ARTICLE II
Relation to Indenture
     2.1 Effect of Supplemental Indenture No 2. This Supplemental Indenture No. 2 is entered into pursuant to Section 8.2 of the Indenture. Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Indenture shall be deemed to be incorporated in and made a part of this Supplemental Indenture No. 2; and the Indenture, as amended and supplemented by this Supplemental Indenture No. 2, is in all respects hereby adopted, ratified and confirmed; and the Indenture and this Supplemental Indenture No. 2 shall be read, taken and considered as one and the same instrument for all purposes and every Holder of Securities of any series authenticated and delivered under the Indenture shall be bound hereby.
     2.2 Deliverables to the Trustees. Simultaneously with and as a condition to the execution of this Supplemental Indenture No. 2, the Company is delivering to the Trustees:
     (a) as provided in Section 8.2 of the Indenture, a Board Resolution authorizing the execution of this Supplemental Indenture No. 2;
     (b) as provided in Section 8.3 of the Indenture, an Opinion of Counsel, in the form attached hereto as Exhibit A; and
     (c) as provided in Section 1.2 of the Indenture, an Officer’s Certificate, in the form attached hereto as Exhibit B.
     2.3 Effective Date. This Supplemental Indenture No. 2 shall take effect as of the execution hereof by all parties.
ARTICLE III
Amendment of the Indenture
     3.1 Deletion of Certain Definitions. Article I of the Indenture is hereby amended by deleting therefrom the following definitions in their entirety:
     “Attributable Debt”;
     “Consolidated Net Tangible Assets”;

     “Debt”;
     “Funded Debt”;
     “Net Proceeds”;
     “Principal Property”;
     “Restricted Subsidiary”; and
     “Sale and Leaseback Transactions.”
     3.2 Modification of “Events of Default” Provisions. Section 4.1 of the Indenture is amended by:
     (a) deleting from clause (5) thereof the words “or any of its Restricted Subsidiaries”; and
     (b) deleting from clause (5) thereof the number “$20,000,000” and inserting thereof the number “$25,000,000”.
     3.3 Modification of Article VII of the Indenture (“Consolidation, Merger or Sale by the Company”). Section 7.1 of the Indenture is amended by:
     (a) deleting therefrom clause (3) in its entirety and inserting in lieu thereof “(3) [Intentionally Omitted]”; and
     (b) deleting therefrom clause (4) in its entirety and inserting in lieu thereof “(4) [Intentionally Omitted].”
     3.4 Deletion of Certain Covenants of the Company. Article IX to the Indenture is amended by:
     (a) deleting therefrom Section 9.7 (“Maintenance of Properties”) in its entirety and inserting in lieu thereof “Section 9.7. [Intentionally Omitted]”;
     (b) deleting therefrom Section 9.8 (“Payment of Taxes and Other Claims”) in its entirety and inserting in lieu thereof “Section 9.8 [Intentionally Omitted]”;
     (c) deleting therefrom Section 9.9 (“Limitation on Liens”) in its entirety and inserting in lieu thereof “Section 9.9. [Intentionally Omitted)”;
     (d) deleting therefrom Section 9.10 (“Limitation of Sale and Leaseback Transactions”) in its entirety and inserting in lieu thereof “Section 9.10. [Intentionally Omitted]”;
     (e) deleting therefrom Section 9.11 (“Provision of Financial Statements”) in its entirety and inserting in lieu thereof “Section 9.11. [Intentionally Omitted].”

ARTICLE IV
No New Indenture Securities
     The Company shall not be required to prepare and execute, and the Trustees shall not be required to authenticate and deliver in exchange for outstanding Indenture Securities, any new Securities to conform to this Supplemental Indenture No. 2.
ARTICLE V
Governing Law
     THIS SUPPLEMENTAL INDENTURE NO. 2 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
ARTICLE VI
Miscellaneous
     6.1 Correctness of Recitals. The recitals herein contained are made by the Company and not by the Trustees, and the Trustees assume no responsibility for the correctness thereof. The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture No. 2.
     6.2 Separability. In case any provision of this Supplemental Indenture No. 2 or the Indenture Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     6.3 Counterparts. This Supplemental Indenture No. 2 may be executed in any number of counterparts, each of which shall be an original, but all counterparts shall together constitute but one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed and delivered as of the day and year first above written.

SAGA PETROLEUM AS
By:	/s/ Ida Helliesen
	Name:	Ida Helliesen
	Title:	Senior Vice President

Attest:
By:	/s/ Olav Hasaas
	Name:	Olav Hasaas
	Title:	Attorney at Law

CITIBANK, N.A., as Trustee with respect to the Original Securities
By:	/s/ Ronald L. Pierce
	Name:	Ronald L. Pierce
	Title:	Vice President

Attest:
By:
Name:
Title:

THE CHASE MANHATTAN BANK, as Trustee with respect to the Saga 2027 Debentures
By:	/s/ William Potes
	Name:	William Potes
	Title:	Assistant Treasurer

Attest:
By:
Name:
Title: